Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1, to be filed on or about December 9, 2010, of our report dated March 30, 2010, relating to our audit of the Health Discovery Corporation financial statements as of and for the years ended December 31, 2009 and 2008, included in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

                 /s/ Hancock Askew & Co., LLP
  Savannah, Georgia
  December 9, 2010